                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated June 24, 2002 included in this Form 11-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Company's previously filed Registration Statements File No. 333-53900, No. 333-82263, No. 333-82265, No. 333-82271, No.
333-40605, No. 333-40607 No. 333-40609 No. 333-19419, No. 333-18765, No.
333-83630 and No. 333-82480, No. 333-105519 and No. 333-105904.



/s/ GRANT THORNTON LLP


Cleveland, Ohio
June 24, 2003